UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

November 4, 2014

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

☒   Filed by the registrant

       Filed by a party other than the registrant

Check the appropriate box:

     Preliminary Information Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

PMX Communities, Inc.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

PMX Communities, Inc.

2200 NW Corporate Boulevard, Suite 220

Boca Raton, FL 33431

Dear Stockholders:

On October 1, 2014, the board of directors of PMX Communities, Inc. adopted a resolution approving an amendment to our Articles of Incorporation to:

•

effectuate an increase of the authorized common shares from 100,000,000 par value $0.0001 to 500,000,000 par value $0.0001.

•

authorize the creation of 10,000,000 preferred shares, par value $0.0001, to be issued from time to time in one or more series as determined by the board of directors.

PMX obtained the written consent of stockholders representing 51.74% of PMX’s outstanding common stock as of October 1, 2014 approving an amendment to PMX’s Articles of Incorporation to affect the above-mentioned corporate actions.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective and an amendment to our Articles of Incorporation effectuating the corporate actions will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date the Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of PMX’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of United States federal securities laws.  This Information Statement is being mailed on or about November 5, 2014 to all of PMX’s stockholders of record as of the close of business on October 29, 2014.

By Order of the Board of Directors.

/s/Lindsey Perry

Name:  Lindsey Perry

Title:    Chief Executive Officer

INFORMATION STATEMENT

November 4, 2014

PMX Communities, Inc.

2200 NW Corporate Boulevard, Suite 220

Boca Raton, FL 33431

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of PMX Communities, Inc., a Nevada corporation, to the holders of record at the close of business on October 29, 2014 of PMX’s outstanding common stock, par value $0.0001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to Nevada Revised Statutes 78.320.

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the actions taken and approved on October 1, 2014 by PMX’s Board of Directors and by our stockholders holding 51.74% of PMX’s common stock issued and outstanding on October 1, 2014.  PMX’s Board of Directors and the Majority Stockholders approved an amendment of PMX’s Articles of Incorporation to:

•

effectuate an increase of the authorized common shares from 100,000,000 par value $0.0001 to 500,000,000 par value $0.0001.

•

authorize the creation of 10,000,000 preferred shares, par value $0.0001, to be issued from time to time in one or more series as determined by the board of directors.

Accordingly, all necessary corporate approvals in connection with the amendment to our Articles of Incorporation to affect the above corporate actions have been obtained.   This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of these corporate actions. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective and an amendment to our Articles of Incorporation effectuating the corporate actions will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date the Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PMX’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about _______, 2014.

NO DISSENTERS’ RIGHTS

Pursuant to the NRS, the corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON SHARES OF PMX COMMUNITIES, INC. IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS,

DATED OCTOBER 1, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on October 1, 2014, PMX Communities, Inc., a Nevada corporation, obtained the unanimous written consent of its board of directors and the written consent of stockholders holding 48,180,588 common shares of PMX or 51.74% of the voting power of the issued and outstanding shares of PMX’s common stock approving:

•

effectuate an increase of the authorized common shares from 100,000,000 par value $0.0001 to 500,000,000 par value $0.0001.

•

authorize the creation of 10,000,000 preferred shares, par value $0.0001, to be issued from time to time in one or more series as determined by the board of directors.

OUTSTANDING SHARES AND VOTING RIGHTS

As of October 29, 2014 (the “Record Date”), PMX’s authorized capitalization consisted of 100,000,000 common shares, of which 93,115,124 common shares were issued and outstanding.

Each common share of PMX entitles its holder to one vote on each matter submitted to PMX’s stockholders.  However, because the Majority Stockholders have consented to the foregoing actions by resolution dated October 1, 2014, in lieu of a special meeting in accordance with Sections 78.315 and 78.320 of the Nevada Revised Statutes and because the Majority Stockholders have sufficient voting power to approve such actions through his ownership of common stock, no other stockholder vote will be solicited in connection with this Information Statement.

AMENDMENT TO PMX’S

ARTICLES OF INCORPORATION

The Board of Directors and Majority Stockholders have approved an amendment to our Articles of Incorporation to affect an increase in the authorized common stock and the authorization of preferred shares.

We intend to file an amendment to our Articles of Incorporation with the Secretary of State for the State of Nevada effectuating the above action.  Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective, and the Articles of Amendment will not be filed, until twenty (20) days after the date the Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders.  It is presently contemplated that such filing will be made on or about November 25, 2014.

The Authorized Common Stock Increase

The purpose of the increase in common stock is to increase the number of common shares available for issuance to investors who agree to provide PMX with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of PMX and our stockholder to issue shares of common stock.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect our existing stockholders if additional shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of PMX.  It is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.  For example, shares of the authorized by unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding.  Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Each of these, together with other anti-takeover provisions provided by Nevada law, could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.  We do not have any anti-takeover provisions present in our governing documents.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.  In addition, there are no plans or proposals to adopt any anti-takeover provisions or to enter into any other arrangements that may have material anti-takeover consequences.

The increase in our common shares is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Authorization of Preferred Shares

The Articles of Incorporation will be amended to include the following language:

Preferred shares may be issued from time to time in one or more series as determined by the Board of Directors. All preferred shares shall be of equal rank and shall be identical, except as fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, shall be cumulative.

The approval of the authorized but unissued ten million (10,000,000) preferred shares was given in order to provide (a) flexibility for future corporate action; (b) to further PMX’s best interest to have preferred shares in order to raise additional capital and to be used for corporate opportunities; and (c) the need to issue shares of preferred stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation.  PMX intends to assess its need to issue preferred shares for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need.

Currently, there is no plan to issue any preferred shares for the corporate purposes described above.  In the event any preferred shares are issued in the future, shareholders may suffer dilution to their ownership of PMX at the time of the issuance of the preferred shares. No additional corporate action is needed to issue any preferred shares.  PMX may even issue preferred shares as a defensive mechanism in order to attempt to stop a hostile take over by another company; there is no plan to do this at this time.

As a general matter, the authorization of preferred shares, and the issuance thereof, could deter potential acquirers (hostile or otherwise) from initiating tender offers, proxy contests or other attempts to obtain control of or to acquire a company, or delay or prevent a change in control.  For example:

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preferred shares could be issued to increase the number of outstanding shares entitled to vote on a change in control, thereby increasing the number of votes required to approve a change in control or to otherwise obtain control of a company;

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preferred shares (with significant voting, conversion or other rights, preferences or privileges) could be issued to a friendly investor, which could make it difficult for the potential acquirer to replace the board of directors or gain voting control of a company; and

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preferred shares (with a significant liquidation preference) could be issued to make a change in control more expensive for the potential acquirer.

Our proposed authorization of preferred shares is not in response to efforts by any party to acquire or gain control of our company and the Board is not currently aware of any such efforts.

While the amendment may have anti-takeover effects, our Board believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire our company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves the interests of our stockholders.

The Board of Directors is hereby authorized, by resolution to provide, out of the unissued preferred shares, not allocated to any series of preferred shares, for one or more series of preferred shares. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution, the powers, designations, preferences and relative participation rights and the qualifications, limitations or restrictions thereof, if any, and the Board of Directors is expressly authorized and empowered to fix and determine any and all of the following provisions of the shares of such series:

(1)  the designation of such series and the number of shares which shall constitute such series;

(2)  the annual dividend rate, if any, payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

(3)  the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

(4)  the amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

(5)  the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

(6)  the extent of the voting powers, if any, of the shares of such series;

(7)  the terms and conditions, if any, on which shares of such series may be converted into the Company’s shares or any class or classes thereof; and

(8)  any other preferences and relative participation rights, optional or other special rights, of shares of such series.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effective, until at least twenty (20) days after the date on which the Definitive Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders.  PMX anticipates that the Definitive Information Statement will be mailed to our stockholders as of the Record Date on or about November 5, 2014.  Therefore, PMX anticipates that the corporate actions discussed above will be effective, and the amendment to our Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about November 25, 2014.

PMX has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of PMX’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 1, 2014, the number and percentage of outstanding shares of the registrant’s common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage Owned (1)
Lindsey Perry	5,916,628 direct	6.35%
6505 NW 39th Terrace	110,000 indirect (2)	0.12%
Boca Raton, FL 33496

Directors/ Officers	5,916,628 direct	6.35%
As a group one (1) person	110,000 indirect	0.12%

Mark Goldstein	1,620,975 direct	1.74%
2700 N. Military Trail	38,952,360 indirect (3)	41.83%
Suite 130
Boca Raton, FL 33431

(1)

Based on 93,115,124 issued and outstanding shares as of October 1, 2014.

(2)

These shares are owned by Caddyshack Partners, LLC.  Mr. Perry owns 25% of this entity.

(3)

Represents common shares held by Dickinson Capital, LLC (a Florida limited liability company) that is controlled by Mr. Goldstein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 1, 2014, there were 93,115,124 shares of PMX’s common stock issued and outstanding.   Each holder of common stock is entitled to one vote per share.

Stockholders holding in the aggregate 48,180,588 common shares of PMX, or 51.74% of the voting power of our outstanding shares of common stock, have approved the corporate actions discussed herein by written consent dated October 1, 2014.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholders as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation relative to the increase in authorized common shares, the authorization of preferred shares and the name change.

DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the corporate actions discussed herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

PMX is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by PMX can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The

Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to PMX Communities, Inc. at 2200 Corporate Boulevard, Suite 220, Boca Raton, FL 33431.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to PMX Communities, Inc. at 2200 NW Corporate Boulevard, Suite 220, Boca Raton, FL 33431.

On behalf of the Board of Directors,

November 4, 2014

/s/Lindsey Perry

Lindsey Perry

Chief Executive Officer